UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On December 7, 2009, NorthStar Healthcare Investors, Inc. (“NorthStar Healthcare”), a subsidiary of NorthStar Realty Finance Corp. (“NRF”), filed a registration statement on Form S-11 with the Securities and Exchange Commission relating to a proposed initial public offering of NorthStar Healthcare common stock.

NorthStar Healthcare was formed to continue and expand NRF’s existing senior housing business, which it has operated through Wakefield Capital, LLC.  NorthStar Healthcare will focus on the acquisition and ownership of senior housing facilities, primarily private pay assisted living facilities, and other healthcare properties.  NorthStar Healthcare will be externally managed by NRF Healthcare Management, LLC, a subsidiary of NRF, and will seek to qualify as a real estate investment trust for federal income tax purposes.

This Current Report on Form 8-K is neither an offer to sell nor an offer to buy any of the securities being offered by NorthStar Healthcare.  NorthStar Healthcare may not sell any shares of its common stock until the registration statement it has filed is declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: December 7, 2009	By:	/s/ Albert Tylis

Albert Tylis
Executive Vice President and General Counsel